Exhibit 10.1

FIRST AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of April 22, 2015, is made by and among the BORROWERS party hereto (the "Borrowers"), the GUARANTORS party hereto (the "Guarantors", the financial institutions party hereto as LENDERS (collectively, "Lenders" and each individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, "Agent").
WITNESSETH:
WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent are parties to that certain Revolving Credit and Security Agreement dated as of January 16, 2015 (the "Credit Agreement"); and
WHEREAS, the Borrowers and the Guarantors have requested the Lenders to make certain amendments and other accommodations to the Credit Agreement as more fully set forth herein. The Lenders have agreed to such amendments and accommodations, subject to the terms and conditions set forth in this Amendment.
NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Recitals. The foregoing recitals are incorporated herein by reference.
2.Defined Terms. Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Credit Agreement.
3.Amendment of Section 1.2 - Added Definitions. The following definitions are hereby added in Section 1.2 of the Credit Agreement in their appropriate alphabetical positions:
Computation Date shall have the meaning specified in Section 2.25 hereof.
Dollar Equivalent shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.
Equivalent Currency shall have the meaning specified in the definition of Equivalent Amount.
Euro shall refer to the lawful currency of the Participating Member States.
Optional Currency shall mean the following lawful currencies: British Pounds Sterling, Euro and any other currency approved by Agent and all of the Lenders pursuant to Section 2.26(c). Subject to Section 2.26 each Optional Currency must be the lawful currency of the specified country.
Participating Member States shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.
Permitted Acquisition shall mean a single acquisition by a Borrower of substantially all of the assets of another Person or of a business or division of another Person (but not the ownership interests in such Person) on or before September 30, 2015 for cash consideration of not more than $500,000 (exclusive of the offset of amounts owed by such Person to one or more Borrowers or their Subsidiaries); provided that (i) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such acquisition, (ii) the business acquired shall be reasonably related to one or more line or lines of business conducted by the Borrowers and shall comply with Section 5.19, (iii) the Borrower making such acquisition shall grant Liens in the assets acquired from such Person on or before the date of such acquisition, and (iv) the board of directors or other equivalent governing body of such Person shall have approved such acquisition.
Reference Currency shall have the meaning specified in the definition of Equivalent Amount.
Relevant Interbank Market shall mean in relation to Euro, British Pounds Sterling, Japanese Yen or Swiss Francs, the London Interbank Market, and in relation to any other currencies, the applicable offshore interbank market. Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.
4.Amendment of Section 1.2 - Restated Definitions. The following definitions contained in Section 1.2 of the Credit Agreement are hereby amended and restated in their entirety as follows:
Equivalent Amount shall mean, at any time, as determined by Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"), the amount of such Equivalent Currency converted from such Reference Currency at Agent's rate (based on the market rates then prevailing and available to Agent) for such Equivalent Currency for such Reference Currency at a time determined by Agent on the second Business Day immediately preceding the event for which such calculation is made.
Issuer shall mean (i) Agent in its capacity as the issuer of Letters of Credit under this Agreement, (ii) JPMorgan in its capacity as issuer of Letters of Credit under this Agreement and (iii) any other Lender which Agent in its discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Agent as issuer.
Maximum Undrawn Amount shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount of such Letter of Credit) that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.
5.Amendment of Section 1.2 - Subsection (K) of the Definition of Permitted Investments. Subsection (K) of the definition of Permitted Investments contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(K)    Investments by the Company and its Subsidiaries in their respective Subsidiaries and Investments by non-Loan Party Subsidiaries in Loan Parties, in each case in the Ordinary Course of Business and consistent with past practice; provided further, that the amount of investments by Loan Parties in non-Loan Party Subsidiaries made after the Closing Date (including in the form of intercompany Indebtedness (y) owed to one or more of the Loan Parties by a non-Loan Party Subsidiary and (z) owed to one or more non-Loan Party Subsidiaries by a Loan Party pursuant to clause (D) of the definition of Permitted Indebtedness) shall not exceed $15,000,000 in the aggregate at any time outstanding;
6.Amendment of Article 1 - Definitions. Article 1 of the Credit Agreement is hereby amended by adding the following new Section 1.5 immediately below Section 1.4 of the Credit Agreement:
1.5    Currency Calculations. All financial statements and Officer's Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars in accordance with GAAP.

7.Amendment of Section 2.1 - Revolving Advances. Section 2.1 of the Credit Agreement is hereby amended by replacing each instance of the phrase "Equivalent Amount" with the phrase "Dollar Equivalent amount".
8.Amendment of Section 2.2(f) - Prepayment of Euro-Rate Loans. Section 2.2(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(f)    At its option and upon written notice given prior to 11:00 a.m. on the date of such prepayment, any Borrower may, subject to Section 2.2(g) hereof, prepay the Euro-Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are Euro-Rate Loans and the amount of such prepayment. In the event that any prepayment of a Euro-Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g) hereof.
9.Amendment of Section 2.10(a) - Letters of Credit. Section 2.10(a) of the Credit Agreement is hereby amended by (i) replacing the phrase "standby letters of credit denominated in Dollars" with the phrase "standby letters of credit denominated either in Dollars or an Optional Currency" and (ii) replacing the phrase "for the account of any Borrower" with the phrase "for the account of any Borrower or any Subsidiary of any Borrower".
10.Amendment of Section 2.13 - Disbursements, Reimbursement. Section 2.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:
2.13    Disbursements, Reimbursement.
(a)    Immediately upon the issuance of each Letter of Credit, each Lender holding a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender's Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively, and, in each case if the Letter of Credit was denominated in another currency in the Dollar Equivalent amount of the currency in which such Letter of Credit is issued.
(b)    In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrowing Agent. Regardless of whether Borrowing Agent shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a "Reimbursement Obligation") Issuer prior to 1:00 p.m., on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by Issuer (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount of the amount so paid by Issuer). In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 Noon, on the Drawing Date, Issuer will promptly notify Agent and each Lender holding a Revolving Commitment thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan in Dollars (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount equal to the amount so paid by Issuer in such other currency on the Drawing Date thereof) be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Lenders holding the Revolving Commitments shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.3 are then satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section 2.13(c) immediately below. Any notice given by Issuer pursuant to this Section 2.13(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.
(c)    Each Lender holding a Revolving Commitment shall upon any notice pursuant to Section 2.13(b) make available to Issuer through Agent at the Payment Office an amount in Dollars in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.21) of the amount of the drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount equal to the amount paid by the Issuer in such other currency on the Drawing Date thereof), whereupon the participating Lenders shall (subject to Section 2.13(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Lender holding a Revolving Commitment so notified fails to make available to Agent, for the benefit of Issuer, the amount in Dollars of such Lender's Revolving Commitment Percentage of such amount by 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date, and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date. Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.13(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.13(c)(i) and Section 2.13(c)(ii) until and commencing from the date of receipt of notice from Agent or Issuer of a drawing.
(d)    With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.13(b), because of Borrowers' failure to satisfy the conditions set forth in Section 8.3 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a "Letter of Credit Borrowing") in Dollars in the amount of such drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount equal to the amount paid by the Issuer in such other currency on the Drawing Date thereof). Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each applicable Lender's payment to Agent pursuant to Section 2.13(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.13.
(e)    Each applicable Lender's Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

11.Amendment of Section 2.19 - Mandatory Prepayments. Section 2.19 of the Credit Agreement is hereby amended by adding the following new subsection (d) immediately below subsection (c) of Section 2.19 of the Credit Agreement:
(d)    If on any Computation Date the aggregate principal amount of Revolving Advances plus Swing Loans outstanding at any time exceeds the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount (without deduction of Swing Loans) as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Agent shall notify the Borrowing Agent of the same. The Borrowers shall pay or prepay (subject to Borrowers' indemnity obligations under Section 2.2(g)) within one (1) Business Day after receiving such notice such that the aggregate principal amount of Revolving Advances plus Swing Loans outstanding shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount (without deduction of Swing Loans) after giving effect to such payments or prepayments.
12.Amendment of Article 2 - Advances, Payments. Article 2 of the Credit Agreement is hereby amended by adding the following new Sections 2.25, 2.26 and 2.27 immediately below Section 2.24 of the Credit Agreement:
2.25    Periodic Computations of Dollar Equivalent Amounts of Letters of Credit Outstanding; Reimbursement Currency. For purposes of determining Revolving Facility Usage and Undrawn Availability, the Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Letters of Credit to be denominated in an Optional Currency as of the requested date of issuance and (ii) the outstanding Letter of Credit Obligations denominated in an Optional Currency as of the last Business Day of each month (each such date under clauses (i) and (ii), and any other date on which the Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a "Computation Date"). Unless otherwise provided in this Credit Agreement or agreed to by the Agent and the Borrowers, each Reimbursement Obligation shall be repaid or prepaid in Dollars.
2.26    European Monetary Union.
(a)    Determination In Euros Under Certain Circumstances. If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the

Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Agent or the Required Lenders shall so request in a notice delivered to the Borrowing Agent, then the amount of any Letter of Credit denominated in such Optional Currency shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro.
(b)    Additional Compensation Under Certain Circumstances. The Borrowers agree, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender's determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrowing Agent and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(c)    Requests for Additional Optional Currencies. The Borrowing Agent may deliver to the Agent a written request that Letters of Credit hereunder also be permitted to be issued in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Issuers in the Relevant Interbank Market. The Agent will promptly notify the Lenders of any such request promptly after the Agent receives such request. The Agent will promptly notify the Borrowing Agent of the acceptance or rejection by the Agent and each of the Issuers of the Borrowing Agent's request. The requested currency shall be approved as an Optional Currency hereunder only if the Agent and all of the Issuers approve of the Borrowing Agent's request.
2.27    Indemnity. Without limitation of the obligations of the Loan Parties under Section 16.5 hereof, the Borrowers hereby agree to protect, indemnify, pay and save harmless each Issuer and any of its Affiliates from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which such Issuer or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit denominated in an Optional Currency or the reimbursement in Dollars of any drawing under any Letter of Credit denominated in an Optional Currency (including, without limitation, any loss arising from any foreign currency exchange transaction entered into in connection with the payment or reimbursement of such drawing), other than as a result of the gross negligence or willful misconduct of the Issuer as determined by a final non-appealable judgment of a court of competent jurisdiction.
13.Amendment of Section 3.2(a) - Letter of Credit Fees. The first sentence of Section 3.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders holding Revolving Commitments, fees in Dollars for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily amount available to be drawn on each outstanding Letter of Credit (and, with respect to outstanding Letters of Credit denominated in another currency, in the Dollar Equivalent amount equal to the average daily amount available to be drawn in such other currency) multiplied by the Applicable Margin for Revolving Advances consisting of Euro-Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term, and (y) to Issuer, a fronting fee (in Dollars) of one quarter of one percent (0.25%) per annum times the average daily face amount of each outstanding Letter of Credit (and, with respect to outstanding Letters of Credit denominated in another currency, in the Dollar Equivalent amount equal to the average daily face amount of such Letters of Credit in such other currency)for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term (all of the foregoing fees, the "Letter of Credit Fees").
14.Amendment of Article 3 - Interest and Fees. Article 3 of the Credit Agreement is hereby amended by adding the following new Section 3.14 immediately below Section 3.13 of the Credit Agreement:
3.14    Optional Currency Not Available. If at any time the Agent shall have determined that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), then (i) the Agent shall notify the Borrowing Agent of any such determination, and (ii) until the Agent notifies the Borrowing Agent that the circumstances giving rise to such determination no longer exist, the availability of Letters of Credit in the affected Optional Currency shall be suspended.
15.Amendment of Section 7.1(a) - 7.1    Merger, Consolidation, Acquisition and Sale of Assets. Section 7.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Enter into any merger, amalgamation consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge or amalgamate with it, except (i) any Loan Party other than the Company or any other Subsidiary that is not a Loan Party (other than the Insurance Subsidiary) may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties so long as such Loan Party is the survivor, (ii) Excluded Subsidiaries (other than the Insurance Subsidiary) may consolidate or merge into other Excluded Subsidiaries (other than the Insurance Subsidiary), (iii) Foreign Excluded Subsidiaries not directly owned by a Loan Party may consolidate or merge into another such Foreign Excluded Subsidiary, (iv) any Subsidiary (other than the Insurance Subsidiary) may merge into the Company so long as the Company is the survivor, (v) in connection with the Proposed Reorganization, Invacare CV and Invacare Holdings may be liquidated and all of the assets of Invacare CV and Invacare Holdings transferred to Invacare International, (vi) the Permitted Acquisition, and (vii) any Subsidiary of the Company permitted to consolidate or merge with the Company or another Subsidiary of the Company pursuant to clauses (i)-(iv) above may, instead of consolidating or merging with the Company or another Subsidiary, transfer all of its assets to the Company or a Subsidiary of the type specified in clauses (i)-(iv) above, respectively, and subsequently the Subsidiary which transferred its assets may be dissolved or liquidated; for example, a Foreign Excluded Subsidiary not directly owned by a Loan Party may transfer all of its assets to another such Foreign Excluded Subsidiary, and the Foreign Excluded Subsidiary which transferred all of its assets may then be dissolved or liquidated.

16.Amendment of Section 7.7 - Dividends. Clause (a) of Section 7.7 of the Credit Agreement is hereby amended by deleting the word "and" at the end thereof, clause (b) is hereby amended by deleting the "." at the end thereof and in its stead inserting "; and " and the following new clause (c) is hereby inserted immediately below clause (b) of Section 7.7 of the Credit Agreement:
(c)    repurchases or redemptions by the Company of any Equity Interests in the Company made in connection with the surrender of shares by employees to (x) facilitate the payment by such employees of the taxes associated with compensation received by such employees under the Company's stock-based compensation plans and, (y) to satisfy the purchase price of non-qualified stock options, in an amount not to exceed $1,000,000 in the aggregate (for both (x) and (y)) in any fiscal year; provided that prior to and after giving effect to such repurchases or redemptions no Default or Event of Default exists or is continuing.
17.Amendment of Section 8.3 - Conditions to Each Advance. Section 8.3 of the Credit Agreement is hereby amended by adding the following new subsection (d) immediately below subsection (c) of Section 8.3 of the Credit Agreement:
(d)    Letters of Credit Denominated in an Optional Currency. In the case of any Letter of Credit to be denominated in an Optional Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Agent or the Issuer would make it impracticable for such Letter of Credit to be denominated in the relevant Optional Currency.
18.Amendment of Section 9.7 - Annual Financial Statements. The second sentence of Section 9.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Commencing with the fiscal year ending December 31, 2015, the report of the Accountants shall be accompanied by an Officer's Certificate.
19.Amendment of Exhibit 1.2(b). Exhibit 1.2(b) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit 1.2(b) attached hereto and made a part hereof.
20.Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Agent of the following items, each in form and content satisfactory to the Agent:
(a)the Agent shall have received this Amendment, duly executed by a duly authorized officer of each of the Loan Parties, each of the Required Lenders and the Agent;

(b)no Potential Default or Event of Default shall have occurred; and
(c)the Borrowers shall have paid all of Agent's costs and expenses (including Agent's attorneys' fees) incurred in connection with the preparation of this Amendment.
21.Representations and Warranties. Each Borrower and each Guarantor covenants and agrees with and represents and warrants to the Agent and the Lenders as follows:
(a)each Borrower's and each Guarantor's obligations under the Credit Agreement, as modified hereby, are and shall remain secured by the Collateral pursuant to the terms of the Credit Agreement and the Other Documents;
(b)each Borrower and each Guarantor possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the Other Documents and any other documents contemplated herein that are to be performed by such Borrower or such Guarantor; and that any and all actions required or necessary pursuant to such Borrower's or such Guarantor's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Borrower and such Guarantor of the terms and conditions of this Amendment, the Credit Agreement and the Other Documents, and that such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Borrower and/or such Guarantor of the terms and conditions of this Amendment, the Credit Agreement, the Other Documents and the transactions contemplated hereby and thereby have been obtained by such Borrower and such Guarantor and are full force and effect;
(c)this Amendment, the Credit Agreement, and the Other Documents constitute the valid and legally binding obligations of each Borrower and each Guarantor, enforceable against such Borrower and such Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;
(d)all representations and warranties made by each Borrower and each Guarantor in the Credit Agreement and the Other Documents are true and correct in all material respects as of the date hereof, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and each Borrower and each Guarantor has complied with all covenants and undertakings in the Credit Agreement and the Other Documents;

(e)this Amendment is not a substitution, novation, discharge or release of any Borrower's or any Guarantor's obligations under the Credit Agreement or any of the Other Documents, all of which shall and are intended to remain in full force and effect;
(f)no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the Other Documents; there exist no defenses, offsets, counterclaims or other claims with respect to any Borrower's or any Guarantor's obligations and liabilities under the Credit Agreement or any of the Other Documents; and
(g)each Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Credit Agreement, the Guaranty Agreement, and the Other Documents applicable to it, each as modified hereby.
22.Reimbursement of Expenses. The Borrowers, jointly and severally, shall pay or cause to be paid to the Agent all costs and expenses accrued through the date hereof and the costs and expenses of the Agent including, without limitation, fees of the Agent's counsel in connection with this Amendment.
23.Document References. As used in the Credit Agreement and each of the Other Documents, the terms "this Credit Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and modified by this Amendment. The term "Other Documents" as defined in the Credit Agreement shall include this Amendment.
24.Integration. This Amendment, together with the Credit Agreement and the Other Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Amendment, each Borrower and each Guarantor acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by Agent or any Lender or any employee or agent of Agent or any Lender, except for the agreements of Agent and the Lenders set forth herein. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.
25.Successors and Assigns. This Amendment shall apply to and be binding upon the Borrowers and the Guarantors in all respects and shall inure to the benefit of each of the other parties hereto and their respective successors and assigns, provided that none of the Borrowers nor the Guarantors may assign, transfer or delegate its duties and obligations hereunder. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any Other Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the parties hereto.
26.Severability. If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the Other Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit

Agreement or the Other Documents shall not in any way be affected or impaired thereby, and this Amendment the Credit Agreement and the Other Documents shall otherwise remain in full force and effect.
27.Further Assurances. Each Borrower and each Guarantor agrees to execute such other and further documents and instruments as Agent may request to implement the provisions of this Amendment.
28.Governing Law. This Amendment will be governed by the internal laws of the State of New York without reference to its conflicts of law principles.
29.Waiver and Release. Each Borrower and each Guarantor, by signing below, hereby waives and releases Agent, Issuer and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any Borrower or any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
30.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission from one party to another shall constitute effective and binding execution and delivery thereof by such party. Any party that delivers its original counterpart signature to this amendment by facsimile transmission hereby covenants to deliver its original counterpart signature promptly thereafter to the Agent.
31.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO FIRST AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]
Each of the parties has signed this Amendment as of the day and year first above written.
DOMESTIC BORROWERS:
Invacare Corporation, an Ohio corporation
By:     /s/ Robert K. Gudbranson

Name:	Robert K. Gudbranson

Title:	Senior Vice President, Chief Financial Officer and Treasurer
Freedom Designs, Inc., a California corporation
By:     /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson

Title:	President and Treasurer
Garden City Medical Inc., a Delaware corporation
By:     /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson

Title:	Vice President and Assistant Treasurer
The Aftermarket Group, Inc., a Delaware corporation
Dynamic Medical Systems, LLC, a Nevada limited liability company
By:     /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson

Title:	President of each of the above-listed companies
Invacare Continuing Care, Inc., a Missouri corporation
By:     /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson

Title:	Chairman and President
Medbloc, Inc., a Delaware corporation
By:     /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson

Title:	Vice President and Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]
DOMESTIC GUARANTORS:
Adaptive Switch Laboratories, Inc., a Texas corporation
Centralized Medical Equipment LLC, a Massachusetts limited liability company
The Helixx Group, Inc., an Ohio corporation
Invacare Canada Finance, LLC, a Delaware limited liability company
Invacare Canadian Holdings, Inc., a Delaware corporation
Invacare Canadian Holdings, LLC, a Delaware limited liability company
Invacare Credit Corporation, an Ohio corporation
Invacare Florida Corporation, a Delaware corporation
Invacare Florida Holdings, LLC, a Delaware limited liability company
Invacare Holdings, LLC, an Ohio limited liability company
Invacare International Corporation, an Ohio corporation
Invamex Holdings LLC, a Delaware limited liability company
By:     /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson

Title:	President of each of the above-listed companies
Invacare Outcomes Management LLC, a Delaware limited liability company
By:     /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson

Title:	President and Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]
CANADIAN BORROWERS:
Invacare Canada L.P., an Ontario (Canada) limited partnership, by its general partner, Invacare Canada General Partner Inc., a Canadian corporation
Carroll Healthcare General Partner, Inc., an Ontario corporation, as general partner of, and for and on behalf of, Carroll Healthcare L.P., an Ontario limited partnership
Carroll Healthcare Inc., an Ontario corporation, as general partner of, and for and on behalf of, Motion Concepts L.P., an Ontario limited partnership
Perpetual Motion Enterprises Limited, an Ontario corporation
By:     /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson

Title:	Treasurer of each of the above-listed companies

CANADIAN GUARANTORS:
Carroll Healthcare General Partner, Inc., an Ontario corporation
Carroll Healthcare Inc., an Ontario corporation
Invacare Canada General Partner Inc., a Canadian corporation
By:     /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson

Title:	Treasurer of each of the above-listed companies

[SIGNATURE PAGE TO FIRST AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]
PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent
By:        /s/ Todd Milenius
Name:    Todd Milenius
Title:    Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]
KEYBANK NATIONAL ASSOCIATION,
as Lender
By:        /s/ Michael V. Panichi
Name:    Michael V. Panichi
Title:    S.V.P.

[SIGNATURE PAGE TO FIRST AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]
JPMORGAN CHASE BANK, N.A.,
as Lender
By:        /s/ Lisa A. Morrison
Name:    Lisa A. Morrison
Title:    Authorized Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]
CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS ASSET FINANCE, INC.,
as Lender
By:        /s/ David Slattery
Name:    David Slattery
Title:    Vice President

EXHIBIT 1.2(b)

FORM OF OFFICER'S CERTIFICATE
(COMPLIANCE)

THE UNDERSIGNED HEREBY CERTIFIES THAT:
(1)    I am the [Chief Executive Officer, Chief Financial Officer, Treasurer or Corporate Controller] of Invacare Corporation, an Ohio corporation (the "Company").
(2)    I am familiar with the terms of that certain Revolving Credit and Security Agreement, dated as of January 16, 2015 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), by and among the Company and the other Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, as agent for the Lenders (the "Agent"). I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Loan Parties during the accounting period covered by the attached financial statements.
(3)    The attached:
[ ]    financial statements of the Company and other Loan Parties and their Subsidiaries on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year for the fiscal year ending _________ ___, 20__ and the balance sheet as of ___________ ______, 20__, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by its current independent certified public accounting firm or another such firm of national standing selected by Loan Parties or any other firm satisfactory to Agent, and the attached calculation of financial covenant compliance, dated _____________ ____, ________ for the Company and the other Loan Parties.
[ ]    unaudited balance sheet of the Company and other Loan Parties and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Company and other Loan Parties and their Subsidiaries on a consolidated and consolidating basis for the quarter ending ________ __, 20__, reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter are prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to footnotes and normal year-end adjustments that individually and in the aggregate are not material to Loan Parties' business operations and set forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year and the attached calculation of financial covenant compliance, dated _____________ ____, ________ for the Company and the other Loan Parties.

1

[ ]    unaudited balance sheet of Company and other Loan Parties and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Company and other Loan Parties and their Subsidiaries on a consolidated and consolidating basis for the month ending _________ __, 20___, reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to footnotes and normal year-end adjustments that individually and in the aggregate are not material to Loan Parties' business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, and the attached calculation of financial covenant compliance, dated _____________ ____, ________ for the Company and the other Loan Parties.
(4)    Based on an examination sufficient to permit me to make an informed statement:

[ ]	no Default or Event of Default existed at the end of the accounting period covered by the attached financial statements or exists as of the date of this Compliance Certificate;

[ ]
one or more Defaults or Events of Default exists. Attached to this Compliance Certificate is an addendum specifying each such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the Loan Parties with respect to such default.

(5)    To the best of my knowledge:

[ ]	Loan Parties are in compliance in all material respects with all federal, state and local Environmental Laws as of the date of this Compliance Certificate;

[ ]
Borrowers are not in compliance in all material respects with all federal, state and local Environmental Laws. Attached to this Compliance Certificate is an addendum specifying all areas of non-compliance and the proposed action Borrowers will implement in order to achieve full compliance.

(6)    Set forth on Attachment I hereto are calculations of the financial covenants required pursuant to Sections 6.5, 7.6, and 7.11 of the Credit Agreement.
Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement.
[SIGNATURE PAGE TO FOLLOW]

2

[SIGNATURE PAGE TO OFFICER'S CERTIFICATE]

INVACARE CORPORATION,
an Ohio corporation

By:
Name:
Title:

Date:

3

Attachment I
Covenant Compliance

6.5     Minimum Undrawn Availability

Calculation:	Actual	Covenant
an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus the sum of (x) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (y) the aggregate amount of any outstanding Swing Loans, plus (z) reserves; and in the case of both (a)(i) and (a)(ii) minus (b) the sum of (i) the outstanding amount of Advances (other than Letters of Credit and Swing Loans), plus (ii) fees and expenses that are accrued and unpaid under this Agreement, the Other Documents and/or the Fee Letter, plus (iii) all amounts due and owing to any Borrower's trade creditors which are outstanding sixty (60) days or more past their due date that are not otherwise on formal extended terms**

Undrawn Availability at all times of not less than (i) 11.25% of the Maximum Revolving Advance Amount for five (5) consecutive business days, or (ii) $10,000,000 on any given Business Day. The amount in the preceding clause (ii) will be automatically adjusted by Agent proportionally upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.23 of the Credit Agreement.

7.6    Capital Expenditures.

Calculation:	Actual	Covenant
Fiscal year ending _________, 20___	$___________	Not greater than $20,000,000 per fiscal year
7.11    Leases.

Calculation:	Actual	Covenant
Aggregate annual rental payments for fiscal year ending _________, 20___	$___________	Not greater than $8,000,000 per fiscal year

** Please attach detail of calculation.